Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Cypress Semiconductor Corporation of our report dated March 1, 2016 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Cypress Semiconductor Corporation’s Annual Report on Form 10-K for the year ended January 3, 2016.

/s/ PricewaterhouseCoopers LLP

San Jose, California

June 29, 2016